UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2013

Digi International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34033	41-1532464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11001 Bren Road East, Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-912-3444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on January 28, 2013. Of the 26,313,871 shares of our common stock eligible to vote at the meeting, 23,563,622 shares were present at the meeting by proxy or in person. The stockholders voted on the following matters:

1.	Guy C. Jackson and Ahmed Nawaz were elected as directors for three year terms. Voting for each of their elections was:

Name	Votes “For”	Votes “Withheld”	Broker-Non-Vote

Guy C. Jackson	21,094,800	481,528	1,987,294

Ahmed Nawaz	21,091,680	484,648	1,987,294

2.	The stockholders approved the Digi International 2013 Omnibus Incentive Plan (the “Plan”) with 17,363,436 shares voting for approval of the Plan and 2,590,424 shares voting against approval of the Plan. 1,622,468 shares abstained from voting on this matter and there were 1,987,294 broker-non-votes on this matter.

3.	A non-binding advisory vote regarding the executive compensation disclosed in our proxy statement for the annual meeting received 18,995,100 “for” votes, 2,397,158 “against” votes. 184,070 shares abstained from voting on this matter and there were 1,987,294 broker non-votes on this matter.

4.	The stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013 with 23,365,949 shares voting in favor of the ratification and 182,260 shares voting against the ratification. 15,413 shares abstained from voting on this matter.

Item 8.01 Other Events.

On January 30, 2013 the Board of Directors appointed the following individuals to the executive officer positions of the company set forth next to their names:

Kevin C. Riley – Senior Vice President, Sales
Lawrence A. Kraft – Senior Vice President, Marketing

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digi International Inc.

January 31, 2013	By:	David. H. Sampsell

Name: David. H. Sampsell
Title: Vice President, General Counsel & Corporate Secretary